Exhibit 10.3
Form of Project 600 Program Award Agreement
PERFORMANCE AWARD UNDER
SIX FLAGS ENTERTAINMENT CORPORATION
LONG-TERM INCENTIVE PLAN
Award

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Eligibility: On the terms set forth below, Participant will be granted a Project 600 Award on the Grant Date after the Company achieves $600 million of Modified EBITDA in the 2015, 2016, 2017 or 2018 calendar year (“Target EBITDA”) provided such Participant (i) must be employed by the Company or an Affiliate on the first day of the calendar year immediately following the calendar year during which such Target EBITDA is achieved or (ii) must be employed by the Company or an Affiliate on the Project 600 Change in Control, as defined below (“Project 600 Change in Control”) or have had such employment terminated in anticipation of the Project 600 Change in Control.

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Target Award: The number of Shares included in the Participant’s Project 600 Award if the Target EBITDA is achieved for the first time in calendar year 2017 and there has been no Early Achievement Award or Partial Achievement Award will be equal to _________Shares (“Target Award”). The number of Shares included in the Participant’s Project 600 Award if the Target EBITDA is achieved for the first time in calendar year 2018 and there has been no Early Achievement Award or Partial Achievement Award will be equal to 50% of the Target Award.

•	Early Achievement Awards:
- 2015: If Target EBITDA is achieved in calendar year 2015, the Target Award is increased by 35% and a grant of _________ [135% x Target Award] Shares will be made on the Grant Date. No additional grants of Shares under this Performance Award would be made.
- 2016: If Target EBITDA is achieved in calendar year 2016 and there was no 2015 Partial Achievement Award, the Target Award is increased by 15% and a grant of _________ [115% x Target Award] Shares will be made on the Grant Date. No additional grants of Shares under this Performance Award would be made.

•	Partial Achievement Awards:
- 2015: If $575 million of Modified EBITDA but not Target EBITDA is achieved in calendar year 2015, a grant of _________ [75% x 135% x Target Award] Shares (“2015 Partial Achievement Award”) will be made on the Grant Date.
The excess by which the Modified EBITDA for calendar year 2015 exceeds $575 million is referred to as “Excess 2015 Modified EBITDA”.
- 2016: A “2016 Partial Achievement Award” is:
If no 2015 Partial Achievement Award was earned, then if $575 million of Modified EBITDA but not Target EBITDA is achieved in calendar year 2016, a grant of _________ [75% x 115% x Target Award] Shares (“2016 Partial Achievement Award”) will be made on the Grant Date.
If a 2015 Partial Achievement Award was earned, then if Modified EBITDA in calendar year 2016 equals or exceeds (i) $575 million less (ii) the Excess 2015 Modified EBITDA, a grant of _________ [25% x 115% x Target Award] Shares will be made on the Grate Date. No additional grants of Shares under this Performance Award would be made.
The excess by which the Modified EBITDA for calendar year 2016 exceeds $575 million is referred to as “Excess 2016 Modified EBITDA”.
- 2017: A “2017 Partial Achievement Award” is:

If neither a 2015 Partial Achievement Award nor a 2016 Partial Achievement Award was earned, then if the Modified EBITDA in calendar year 2017 equals or exceeds $575 million of Modified EBITDA but Target EBITDA is not achieved in calendar year 2017, a grant of _________ [75% x Target Award] Shares will be made on the Grant Date.
If a 2016 Partial Achievement Award was earned but no 2015 Partial Achievement Award was earned, then if Modified EBITDA in calendar year 2017 equals or exceeds (i) $575 million less (ii) the Excess 2016 Modified EBITDA, a grant of _________ [25% x Target Award] Shares will be made on the Grant Date. No additional grants of Shares under this Performance Award would be made.
If a 2015 Partial Achievement Award was earned but no 2016 Partial Achievement Award was earned, then if Modified EBITDA in calendar year 2017 equals or exceeds (i) $600 million less (ii) the Excess 2015 Modified EBITDA, a grant of _________ [25% x Target Award] Shares will be made on the Grant Date. No additional grants of Shares under this Performance Award would be made.
Grant Date

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The grant date of any Project 600 Award will be the date of the Compensation Committee’s certification of the achievement of the Modified EBITDA required for the applicable Target Award, Early Achievement Award or Partial Achievement Award after completion of the Audit Committee’s review of the Company’s audited financial statements for the applicable calendar year. Such certification and grant shall occur during the calendar year following the calendar year during which the requisite Modified EBITDA was achieved. To receive a grant of Shares under the Project 600 Award based on Modified EBITDA for 2015, 2016, 2017 or 2018 (but not based on the Project 600 Change in Control Date, as defined below), the Company must have a profit for at least one of the 2015, 2016, 2017 or 2018 calendar years. To receive any grant of Shares under the Project 600 Award, unless otherwise determined by the Compensation Committee, the Participant (i) must be employed by the Company or an Affiliate on the first day of the calendar year immediately following the calendar year during which the requisite Modified EBITDA was achieved or (ii) must be employed by the Company or an Affiliate on the Project 600 Change in Control Date, or have had such employment terminated in anticipation of a Project 600 Change in Control Date.

Project 600
Change in Control

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Upon a Project 600 Change in Control, Participant shall earn the number of Shares Participant would have earned if the Target EBITDA had been earned in the calendar year of the Project 600 Change in Control; provided, however, for purposes of calculating an Early Achievement Award, unless the Target EBITDA had already been achieved in the calendar year of the Project 600 Change in Control prior to such Project 600 Change in Control, only the Target Award shall be earned as an Early Achievement Award upon a Project 600 Change in Control. In addition, in the event of a significant transaction not expressly covered by the definition of Project 600 Change in Control, the Board shall, in its discretion, make appropriate awards and/or adjustments to award criteria to reflect any such transaction. For purposes of this Project 600 Award, Project 600 Change in Control has the same meaning as the definition of Change in Control set forth in the Long-Term Incentive Plan.

Modified
EBITDA

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Modified EBITDA has the meaning contained in the notes to the financial statements filed with the Company’s quarterly earnings releases, subject to potential adjustments by the Compensation Committee as set forth in the following sentence. In the event of acquisitions, dispositions, extraordinary or other unusual or one-time transactions and other events set forth in Section 9(d)(ii) of the Long-Term Incentive Plan, the Compensation Committee, in consultation with the Audit Committee, shall equitably adjust the applicable Modified EBITDA level(s) necessary to earn an Early Achievement Award, Partial Achievement Award and Target Award.

Other

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Whether a Partial Achievement Award is earned for any calendar year shall be determined prior to whether a Target Award or Early Achievement Award is earned for such calendar year. The Target Award may be earned only if no Partial Achievement Award or Early Achievement Award was earned in any calendar year. For the sake of clarity, if (i) the Target EBITDA has been achieved in any of 2015 or 2016, no additional grants of Shares under this Performance Award would be made after such Early Achievement Award, (ii) there has been a 2016 Partial Achievement Award, the number of Shares that will be issued upon achievement of the Target EBITDA in 2017 shall be determined pursuant to the rules applicable to 2017 Partial Achievement Awards, (iii) a 2016 Partial Achievement Award is earned but no 2017 Partial Achievement Award is earned, no additional grants of Shares under this Performance Award would be made after such 2016 Partial Achievement Award, or (iv) a 2017 Partial Achievement Award is earned, no additional grants of Shares under this Performance Award would be made after such 2017 Partial Achievement Award.

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In the event of any extraordinary transaction following the date of this Performance Award and prior to the last possible issuance of any Shares, the Compensation Committee shall equitably adjust the Performance Award as it deems appropriate to preserve the value of the Performance Award to the Participant and the intended purpose of the Performance Award; provided that, notwithstanding anything to the contrary contained herein, in the event of a Project 600 Change in Control or other extraordinary transaction, the Compensation Committee may terminate and cancel this Performance Award by payment of cash in an amount equal to the Fair Market Value of Shares that would have been paid upon a Project 600 Change in Control.

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The terms of this Performance Award supersede any applicable employment or other agreement provision which might be construed to vary the terms set forth in this Performance Award or otherwise entitle the Participant to a Target Award, Early Achievement Award or Partial Achievement Award other than on the terms set forth in this Performance Award and the Participant waives any such provision as a condition to receiving this Performance Award.

Dividend
Equivalent
Rights

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Grant: In addition to the Shares that may be granted in accordance with the preceding provisions (“Project 600 Performance Award”), the Company hereby grants to Participant Dividend Equivalent Rights equal in number to the number of Shares that will be granted to Participant under the Project 600 Performance Award (including, without limitation, for any early or partial achievement). Each Dividend Equivalent Right entitles the Participant to a payment in Shares as specified below equal to the cash dividends declared on a Share on or after _________ (“DER Grant Date”) through the date of grant of the Project 600 Performance Award, subject to the terms and conditions set forth in this Performance Award and in the Long-Term Incentive Plan.

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Vesting: No distributions with respect to Dividend Equivalent Rights shall be made unless and until such Dividend Equivalent Rights shall have become vested. Dividend Equivalent Rights shall vest on the dates Shares under the Project 600 Performance Award are granted (each, a “Vesting Date”).

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Expiration: Unless earlier terminated in accordance with the terms and provisions of the Plan or this Award and without limitation on the distributions specified below with respect to vested Dividend Equivalent Rights, a Dividend Equivalent Right shall expire and be cancelled immediately following the earlier of (a) vesting of the Dividend Equivalent Right or (b) forfeiture or cancellation of the Project 600 Performance Award.

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Distributions: Upon the vesting of Dividend Equivalent Rights, the Participant will be entitled to and promptly (and in no event later than 30 days after such vesting) receive a number of Shares equal to:

(a)
the sum of all dividends declared and paid on a Share with a record date from the DER Grant Date through, and including, the Vesting Date multiplied by the number of Dividend Equivalent Rights vesting on such Vesting Date, divided by

(b)	the fair market value of a Share on such Vesting Date.

To the extent that on the Vesting Date, dividends were declared but not yet paid on a Share, the Participant will be entitled to and promptly (and in no event later than 30 days after such payment date) receive a number of Shares equal to:

(a)
all such dividends declared on a Share from the DER Grant Date through and including the Vesting Date but not paid until after the Vesting Date multiplied by the number of Dividend Equivalent Rights that vested on such Vesting Date, divided by

(b)	the fair market value of a Share on the date such dividends are paid to stockholders of the Company.
Notwithstanding the foregoing, no fractional Shares shall be issued; the calculation of Shares to be delivered shall be rounded down to the next lowest whole number and the value of any fractional Share shall be distributed to the Participant in cash.
Stockholder
Approval

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Participant understands and acknowledges that this Project 600 Performance Award and corresponding Dividend Equivalent Rights within this Award to the extent that such Award together with all other Project 600 Performance Awards and corresponding Dividend Equivalent Rights under Awards under the Long-Term Incentive Plan provides for the issuance of Shares that exceeds the number of Shares available under the Long-Term Incentive Plan is contingent with respect to the Participant’s pro rata share of such number of Shares in excess of those available under the Long-Term Incentive Plan and subject to the receipt by the Company of stockholder approval of an amendment to the Long-Term Incentive Plan to increase the number of shares available under the Long-Term Incentive Plan and, if such stockholder approval is not obtained by no later than by June 30, 2015, such portion of this Award reflecting the Participant’s pro rata portion of such excess number of Shares that are not available under the Long-Term Incentive Plan shall be null and void. The Compensation Committee shall reasonably determine a Participant’s pro rata portion of such excess number of Shares that are not available under the Long-Term Incentive and its applicability to the Award and allocation between the Project 600 Performance Award and Dividend Equivalent Rights.

Terms

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The Project 600 Performance Award and the Dividend Equivalent Rights are subject to the terms and conditions of the Long-Term Incentive Plan (except as modified herein). All terms not otherwise defined in this Award have the meaning assigned to them in the Long-Term Incentive Plan.